UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Three proposals described fully in the 2016 Proxy Statement of Legacy Education Alliance, Inc. (the “Company”), were presented for approval at the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”) held on June 9, 2016. As of the record date, 21,845,927 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 19,011,709 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following three matters:

Proposal 1: Election of Directors

There were four directors standing for election at the Annual Meeting. The following persons were nominated and elected to serve as directors of the Company until the 2017 Annual Meeting of Shareholders: James K. Bass, Peter W. Harper, Anthony C. Humpage and Cary Sucoff . The voting results for each nominee were as follows:

Director	For	Withheld	Broker Non-Votes
James K. Bass	16,752,779	155,088	2,103,842
Peter Harper	16,902,867	5,000	2,103,842
Anthony C. Humpage	16,755,979	151,888	2,103,842
Cary Sucoff	16,906,767	1,100	2,103,842

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2016, as disclosed in the 2016 Proxy Statement, received the following votes:

For	Against	Abstentions	Broker Non-Votes
18,988,144	23,565	0	0

Proposal 3: Advisory Vote to Approve Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as disclosed in the 2016 Proxy Statement, received the following votes:

For	Against	Abstentions	Broker Non-Votes
16,742,179	15,600	150,088	2,103,842

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony C. Humpage
Name: Anthony C. Humpage
Title: CEO

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